UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
______________

FORM 8-K/A

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 5, 2011

FOUR RIVERS BIOENERGY INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	000-51574	980442163
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14 South Molton Street, 3rd Floor London, United Kingdom	W1K 5QP
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (44) 1642 674085

Copies to:

Marc Ross, Esq.

Sichenzia Ross Friedman Ference LLP

61 Broadway

New York, New York 10006

Phone: (212) 930-9700

Fax: (212) 930-9725

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction .2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE:  This Current Report on Form 8-K/A amends the Current Report on Form 8-K filed with the Securities and Exchange Commission on May 11, 2011, to include the Schedules to the Security Agreement and Securities Purchase Agreements in the correct place, since they were inadvertently filed in the incorrect location in the Exhibits to the original 8-K. In every other respect this 8-K/A is identical to the earlier filed 8-K.

Item 1.01  Entry into a Material Definitive Agreement.

Securities Purchase Agreement

On May 5, 2011, pursuant to a securities purchase agreement between Four Rivers BioEnergy Inc. (hereinafter the “Company”) and the purchaser identified on the signature page thereto (the “Purchaser”) (the “Purchase Agreement”), we agreed to sell, and the Purchaser agreed to purchase, subject to the terms of the Purchase Agreement, up to $5,000,000 of our Original Issue Discount Senior Secured Convertible Debentures (the “Debentures”) on two separate closing dates.

On May 5, 2011, the Company (a) sold to the Purchaser a Debenture having a principal amount of $2,133,333, in respect of which it received gross proceeds of $1,600,000 (fees and expenses incurred by the Purchaser of approximately $125,000 have been deducted from the proceeds) (the “First Closing”) and (b) issued to the Purchaser a five-year Common Stock purchase warrant to purchase 730,689 shares of our Common Stock at an exercise price of $.40 per share (subject to adjustment therein) (the “First Closing Warrant”) ..

Pursuant to the Purchase Agreement, and subject to the conditions set forth in Section 2.3 of the Purchase agreement, at the Second Closing the Company will sell  the Purchaser an aggregate of $2,866,667 in principal amount of the Debentures, (of which the gross proceeds to be received by the Company would be $2,150,000) (the “Second Closing”).  The Second Closing may occur at any time after the Company has satisfied the Purchaser that it has met the conditions referred to above. In the event of a Second Closing, the Company will be obligated to issue a five-year Common Stock purchase warrant to the Purchaser to purchase 981,863 shares of Common Stock, on similar terms and conditions as the First Closing Warrant at an exercise price of $.40 per share (subject to adjustment as provided therein) (the “Second Closing Warrant” and collectively with the First Closing Warrant, the “ Warrants”):

Original Issue Discount Senior Secured Convertible Debenture

As stated above, at the First Closing the Company issued the Purchaser a Debenture in the principal amount of $2,133,333. No regularly scheduled interest payments are to be made on the Debentures, although the Company may prepay any portion of the principal amount of the Debentures at its option at any time for an amount equal to 118% of the principal amount being prepaid, subject to the Purchaser being given the right to convert its Debenture prior to any early redemption becoming effective. The Debentures are convertible at any time, in whole or in part, into shares of the Company’s Common Stock at the option of the Purchaser.

The conversion price of the Debentures shall not, in any circumstance, be less that $1.50 per share; and, subject to this floor, shall be the lesser of (i) $3.00 or (ii) 80% of the average of the volume weighted average price of the Company’s Common Stock for the 30 consecutive trading days ending on the trading day that is immediately prior to the applicable date of conversion.

The Debentures fall due for repayment on the two year anniversary of their issuance in an amount equal to 118% of their principal amount.

As further detailed in the Debentures, while the Debentures remain outstanding, without the consent of the holders at least 67% in principal amount of the then outstanding Debentures, the Company and its subsidiaries are prohibited from taking certain actions, including: (a) entering into any indebtedness (other than the Debentures), (b) granting any liens or security over any asset, (c) amending its charter documents (in a way that materially and adversely affects the holders of the Debentures) (d) repaying any Common Stock or indebtedness (other than the Debentures), (e) paying a dividend or distribution and (f) entering into a related party transaction, other an arm’s length transaction than is approved by a majority of the disinterested directors.

If any Event of Default (as defined in the Debentures) occurs, the outstanding principal amount of the Debentures, liquidated damages and other amounts owing in respect thereof through the date of acceleration, shall become, at the holder’s election, immediately due and payable in cash at the Mandatory Default Amount (as defined in the Debentures). Commencing 5 days after the occurrence of any Event of Default that results in the eventual acceleration of the Debentures, the interest rate on the Debentures shall accrue at an interest rate equal to the lesser of 18% per annum or the maximum rate permitted under applicable law.

Common Stock Purchase Warrant

The Warrants entitle the Purchaser, at any time on or after each Warrant’s applicable date of issuance (the “Initial Exercise Date”), and on or prior to the close of business on the five year anniversary of the applicable Initial Exercise Date (the “Termination Date”) but not thereafter, to subscribe for and purchase from the Company, shares of Common Stock (the “Warrant Shares”), with an exercise price of $0.40 (subject to adjustment as provided in the Warrants). The holder may exercise up to 2/3rds of the shares issuable upon the exercise of each Warrant by means of a “cashless exercise”, as described in the Warrants. In the event, however, that (a) after the first year anniversary of each applicable Initial Exercise Date there is no effective registration statement registering, or no current prospectus available for, the resale of the Warrant Shares by the holder, or (b) at the applicable Termination Date, if any part of the applicable Warrant remains unexercised and there is at that time no effective registration statement or equivalent,  then the applicable Warrant (or any part that is not exercised) may be exercised in its entirety on a cashless basis.

Security Agreement

In connection with the Purchase Agreement the Company entered into a security agreement among the Company, the subsidiaries of the Company and the Purchaser dated May 5, 2011 (the “Security Agreement”). Pursuant to the Security Agreement the Company and its subsidiaries granted to the Purchaser a security interest in and to, a lien upon and a right of set-off against all of their respective right, title and interest of whatsoever kind and nature in and to, certain Collateral (as defined in the Security Agreement). “Collateral”, for the purposes of the Security Agreement, excludes:

(a)

The land and other assets owned by the Company’s subsidiaries which are incorporated in England and Wales the (“UK Subsidiaries”). The UK Subsidiaries have, however, entered into a separate security agreement governed by English law with the Purchaser’s Agent ( as defined in the Security Agreement ) , effective May 5, 2011 (the “Composite Guarantee and Debenture”). Under the terms of this Composite Guarantee and Debenture, the Agent agrees to not unreasonably withhold any request by these subsidiaries to raise additional debt finance which includes granting a specific priority charge over any future working capital assets of the subsidiaries, or for the future purchase of certain plant and equipment required to expand the UK Waste to Energy plant capacity.  The Company, the Purchaser and certain of the UK Subsidiaries entered into a first priority interest agreement, dated May 5, 2011 (the “Deed of Priority”), granting a first priority secured interest to the Purchaser in the assets of the UK Subsidiaries whose signatory thereto.

(b)

The land in Kentucky owned by the Company’s Kentucky incorporated subsidiaries, which is secured by a specific first priority mortgage in favour of the Purchaser over said land, prepared under Kentucky law (the “Mortgage, Security Agreement, Assignment of Leases and Rents, and Fixtures Filing”), which became effective on May 5, 2011.

Subsidiary Guarantee

To induce the Purchasers to enter into the Purchase Agreement, the Company’s subsidiaries entered into a subsidiary guarantee , dated May 5, 2011 (the “Subsidiary Guarantee”) to guarantee the prompt and complete payment and performance when due of all of the Obligations.

The foregoing descriptions of the Purchase Agreement, Debentures, Warrants, Security Agreement, Subsidiary Guarantee and other  documents referred to above do not purport to be complete and are qualified in their entirety by reference to these agreements, copies of which are  attached to this Current Report on Form 8-K and incorporated into this Item by reference.

The Company claims an exemption from the registration requirements of the Act for the private placement of the securities referenced herein pursuant to Section 4(2) of the Securities Act of 1933 and/or Regulation D promulgated thereunder since, among other things, the transaction did not involve a public offering, the investor was an accredited investor and/or qualified institutional buyers, the investor had access to information about us and their investment, the investor took the securities for investment and not resale, and we took appropriate measures to restrict the transfer of the securities.

Deed of Release relating to the prior lien over part of the Kentucky Land

The Four Rivers BioEnergy Company, Inc., a subsidiary of the Company was, prior to the transactions described above, obligated under the terms of a certain promissory note (the “Note”), to pay an aggregate amount of $440,000 plus costs and interest (amounting in total to $454,600) to the holder of the note. This Note was secured by a lien over the Kentucky land plot that is owned by that subsidiary. Concurrently with the transactions described above, the Note has been repaid in full, out of the proceeds of the First Closing, and the lien has been released.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information required to be disclosed under this Item 2.03 is disclosed under Item 1.01 and is incorporated by reference into this Item.

Item 3.02 Unregistered Sales of Equity Securities.

The information required to be disclosed under this Item 3.02 is disclosed under Item 1.01 and is incorporated by reference into this Item.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit
Number	Description

4.1	Original Issue Discount Senior Secured Convertible Debenture dated May 5, 2011
4.2	Common Stock Purchase Warrant dated May 5, 2011
99.1	Security Agreement dated May 5, 2011
99.2	Subsidiary Guarantee dated May 5, 2011
99.3	Composite Guarantee and Debenture provided by the Company’s subsidiaries incorporated in England and Wales dated May 5, 2011
99.4	Mortgage, Security Agreement, Assignment of Leases and Rents, and Fixtures Filing made by certain of the Company’s subsidiaries incorporated in Kentucky on May 5, 2011
99.5	Deed of Priority dated May 5, 2011, entered into by certain subsidiaries incorporated in England and Wales
99.6	Securities Purchase Agreement dated May 5, 2011
99.7	Subordination Agreement dated May 5, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 11, 2011	FOUR RIVERS BIOENERGY INC.

	By:	/s/ Martin Thorp
Name: Martin Thorp
Title: Chief Financial Officer